UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2022

Imago BioScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40604	45-4915810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 529-5055

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	IMGO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 18, 2022, Imago BioScience, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agent, acting as agent or principal, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $150.0 million (the “Shares”).

The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Sales Agreement, the Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company will pay the Agent a commission equal to up to 3% of the gross proceeds of Shares sold pursuant to the Sales Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to the Sales Agreement, and provide the Agent with customary indemnification and contribution rights. The Sales Agreement may be terminated by the Agent or the Company at any time upon ten (10) Trading Days’ (as defined therein) notice to the other party.

A prospectus and prospectus supplement relating to the offering and sale of the Shares is included in the registration statement on Form S-3 (File No. 333-266963), which the Company filed with the Securities and Exchange Commission on August 18, 2022 but which registration statement has not yet become effective. No Shares may be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use any net cash proceeds it receives from the issuance and sale by it of any shares of the Company’s common stock to or through the Agent for general corporate purposes, including, among other things, research and development, clinical development and pre-commercial and potentially commercial activities.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sales Agreement, dated August 18, 2022, by and between the Company and Jefferies LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3 (File No. 333-266963) filed on August 18, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGO BIOSCIENCES, INC.

Date: August 18, 2022	By:	/s/ Hugh Y. Rienhoff, Jr., M.D.
	Name:	Hugh Y. Rienhoff, Jr., M.D.
	Title:	Chief Executive Officer